CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Western Beef, Inc.

We hereby consent to the incorporation by reference in the respective Registration Statement on Form S-8 (No. 33-80379) of our report dated March 3, 1997, relating to the consolidated financial statements and schedule of Western Beef, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 2, 1998.


/s/ BDO Seidman, LLP
BDO Seidman, LLP


New York, New York
March 5, 1998